EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Amendment No. 1 to Schedule 13D to which this Agreement is attached.

Dated:  May 4, 2017

DISCOVERY EQUITY PARTNERS, L.P.

By	Daniel J. Donoghue*
Daniel J. Donoghue
Manager

DISCOVERY GROUP I, LLC

By	Daniel J. Donoghue*
Daniel J. Donoghue
Manager

*By:	/s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue